AGREEMENT


This agreement, made on September 22, 1997 between Da-Jung
Resource Corp., of P.O. Box 71, Road Town Tortolla, the British
Virgin Islands (hereinafter referred to as Party A) and PLR, Inc.
of Route 3 Box 84, Birch Tree Missouri, 65438 (hereinafter referred to Party B).

WHEREAS, Party A represents and warranties that;

(1) Party A is a corporation duly registered under the laws of the British Virgin Islands and that it is in good standing and valid existence.
(2) Party A has the power and full authority to execute this contract and none of its actions are subject to consent by the Government of the British Virgin Islands or any other party(s).
(3) This contract will be valid and binding upon execution by both parties.

WHEREAS, Party B represents warranties that;

(1) Party B is a corporation duly registered under the laws of the State of Delaware and is in good standing and valid existence.
(2) Party B has the power and full authority to execute this contract and none of its actions are subject to the consent of the Government of the United States or any other party(s).
(3) Party B has not debts or liabilities exceeding USD 5,000 at the time of this contract and that no further debts or liabilities will be incurred by the current Board of Directors from the date of this agreement forward.
(4) This contract will become valid and binding upon execution by both parties.
(5) That there are as of the date of this contract approximately 10,500,000 (ten million five hundred thousand) common shares of the company's capital stock issued.

NOW THEREFORE, in consideration of mutual promises contained herein the parties agree as follows,


                            WHEREBY,


Party A hereby agrees to sell and transfer to Party B 100% of its interest in the Yuejinshan-Zianfengbei mineral property (property #1 as defined in the attached "Schedule A"), in the Wandashan mineralization zone of Heilongjian Province, the People's Republic of China, for consideration of up to 15,000,000 (fifteen million) but not less than 12,000,000 (twelve million) common shares in the capital stock of Party B.

Party B hereby agrees to purchase 100% of Party A's interest in the aforementioned property and shall pay to Party B up to 15,000,000 (fifteen million) but not less than 12,000,000 (twelve million) common shares of the capital stock of Party B.

Party B hereby agrees to assume all obligations of Party A with respect to the property including but not limited to; payment for exploration permits and licenses, compensation for prior geological work and out of pocket expenses incurred by Party A plus the costs of all future exploration and development work.

                  CONDITIONS TO THIS AGREEMENT


Restrictions on the issuance of shares: Party B and its current Board of Directors agree to not issue any shares, create any options or otherwise alter its share structure in any way except as provided for herein from the date of this contract forward.

                           TERMINATION


This contract may be terminated at the sole discretion of Party A in the event that the consideration is not deliverable within a reasonable time from the date of this contract.

                         APPLICABLE LAWS


This contract shall be governed by and construed in accordance with the Laws of the Province of British Columbia, Canada.

IN WITNESS WHEREOF, Da-Jung Resource Corp. and PLR, Inc. have caused this contract to be executed this 23rd day of September
1997.

Da-Jung Resources Corp.



Per:  //ss [illegible]
     Director

PLR, Inc.



Per:  //ss   Bobby Combs
        Director

                            AGREEMENT


This agreement, made on October 7, 1997 between Da-Jung Resource
Corp., (hereinafter referred to as "DRC") of P.O. Box 71, Road
Town Tortolla, the British Virgin Islands and Integrated
Carbonics Corp. (hereinafter known is ICC), of Route 3, Box 84
Birch Tree, Missouri, 65438,

                           WITNESSETH;


WHEREAS, DRC represents and warranties that;

(1) It is a corporation duly registered under the laws of the British Virgin Islands and that it is in good standing and valid existence.
(2) It has the power and full authority to execute this contract and none of its actions are subject to consent by the Government of the British Virgin Islands or any other party(s).
(3) This contract will be valid and binding upon execution by both parties.
(4) That no additional conditions, agreements or liabilities exist with respect to the asset being transferred, which are not represented in existing agreements attached hereto.

WHEREAS, ICC represents warranties that;

(1) It is a corporation duly registered under the laws of the State of Delaware and is in good standing and valid existence.
(2) It has the power and full authority to execute this contract and none of its actions are subject to the consent of the Government of the United States or any other party(s).
(3) This contract will become valid and binding upon execution by both parties.
(4) There are as of the date of this contract approximately 25,500,000 (twenty five million five hundred thousand) common shares of the company's capital stock issued.
(5) It intends to complete a consolidation of its capital stock on a 100:1 basis and that this will be completed prior to any shares being issued to DRC under this agreement.
(6) No additional shares in its capital stock, other than those contemplated in this agreement, will be issued without prior shareholders' approval.

NOW THEREFORE, in consideration of mutual promises contained herein the parties agree as follows,

DRC hereby agrees to sell and transfer to ICC, 100% of its interest in the contracted China Canada Liumao Graphite Products
Co. Ltd., of Heilongjiang Province, the People's Republic of
China.

ICC hereby agrees to purchase from DRC, 100% of its interest in the aforementioned contract and project for;

1) The issuance of 6,000,000 (six million), post consolidation shares of its capital stock to DRC and,
2) Repayment of all project development and out of pocket expenses and,
3) Assumption of all obligations of DRC with respect to the contract and project including any existing obligations to third parties or advisors.

                  CONDITIONS TO THIS AGREEMENT


Restriction on the issuance of shares: ICC and its Board of Directors agree to complete the aforementioned consolidation prior to issuing any shares to DRC, as agreed upon herein.

                         APPLICABLE LAWS


This contract shall be governed by and construed in accordance with the Laws of the Province of British Columbia, Canada.

IN WITNESS WHEREOF, Da-Jung Resource Corp. and PLR, Inc. have caused this contract to be executed this 7th day of October 1997.


Da-Jung Resources Corp.



Per:  //ss [illegible]
     Director

PLR, Inc.



Per:  //ss   [illegible]
        Director